UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 9, 2024

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, West Pharmaceutical Services, Inc. (the "Company") elected Janet Haugen, to its Board of Directors (the "Board") as its newest member. With the addition of Ms. Haugen, the Board increased in size to 12 directors. Ms. Haugen is expected to participate on the Audit Committee of the Board as of the date of her appointment.

Ms. Haugen, 66, is the former Chief Financial Officer of Unisys Corporation, a role she served in for more than 16 years. During her 20-year tenure at Unisys, Ms. Haugen oversaw the company’s business transformation from a mainframe hardware, software and maintenance company to an IT services and software provider. In addition to her core finance responsibilities at the company, she had oversight of Unisys’ corporate development, IT, procurement, facilities and legal functions.

Prior to joining Unisys, Ms. Haugen was a partner at Ernst & Young working with Fortune 500 companies serving global clients in the technology and manufacturing industries.

Ms. Haugen currently serves on the Board of Directors of Bentley Systems, Juniper Networks and CentralSquare Technologies.

Ms. Haugen will be entitled to the customary compensation arrangements for the Company’s non-employee directors, which currently consists of a $100,000 annual retainer and an annual restricted stock unit grant of $220,000. Each element of Ms. Haugen’s compensation will be prorated for her period of service. In addition, she will be eligible to participate in the Company’s Director Deferred Compensation Plan. The Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 13, 2024, describes these arrangements under the heading “Director Compensation.”

Ms. Haugen will enter into the Company's standard form of indemnification agreement, the form of which was included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 6, 2009.

There were no arrangements or understandings between Ms. Haugen and any other person pursuant to which she was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, between the Company and Ms. Haugen.

Item 7.01 Regulation FD Disclosure.

On December 11, 2024, the Company issued a press release announcing the appointment of Ms. Haugen to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	West Pharmaceutical Services, Inc. Press Release, dated December 11, 2024
	104	The cover page from the Company’s Current Report on Form 8-K, dated December 9, 2024, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President, Chief Financial Officer

December 11, 2024

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Press Release, dated December 11, 2024.
104	The cover page from the Company’s Current Report on Form 8-K, dated December 9, 2024, formatted in Inline XBRL.

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